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                                                                      EXHIBIT 21



             SUBSIDIARIES OF DECORATIVE HOME ACCENTS, INC.



             Name of Subsidiary             Jurisdiction of Incorporation
             ------------------             -----------------------------

             Home Innovations, Inc.         Delaware
             The Rug Barn, Inc.             South Carolina
             DHA Home, Inc.                 Delaware
             Draymore Mfg. Corp.            North Carolina
             R.A. Briggs & Company          Illinois